Securities And Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2002

Daleen Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-27491	65-0944514
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S.Employer Identification No.)

	902 Clint Moore Road, Suite 230 Boca Raton, Florida (Address of principal executive offices)	33487 (Zip Code)

(561) 999-8000
(Registrant’s telephone number, including area code)

SIGNATURES
EX-4.1 CERTIFICATE OF AMENDMENT
EX-99.1 PRESS RELEASE

Item 1. Changes in Control of Registrant.

     The information set forth in Item 2 and Item 5 of this Report is incorporated herein by reference.

     On December 20, 2002, pursuant to an Asset Purchase Agreement dated October 7, 2002 (the “Asset Purchase Agreement”), Daleen Solutions, Inc. (“Daleen Solutions”), a wholly-owned subsidiary of Daleen Technologies, Inc. (“Daleen”), consummated its previously announced purchase (the “Asset Purchase”) of substantially all of the assets and assumption of certain liabilities of Abiliti Solutions, Inc. (“Abiliti”). As consideration for the Asset Purchase, Daleen issued to Abiliti 11,406,284 shares of Daleen common stock, 115,681 shares of Daleen Series F convertible preferred stock and warrants to purchase 5,666,069 additional shares of Daleen common stock at an exercise price of $0.906 per share. The warrants may not be exercised prior to June 20, 2003, subject to acceleration in certain circumstances.

     Abiliti is a provider of carrier-class telecommunications billing, rating, and event management solutions. Daleen Solutions intends to continue such use of the assets acquired in the Asset Purchase.

     Concurrently with the consummation of the Asset Purchase, on December 20, 2002, pursuant to an Investment Agreement dated October 7, 2002 (the “Investment Agreement”), Daleen completed its previously announced private placement of 10,992,136 shares of Daleen common stock, 115,681 shares of Daleen Series F convertible preferred stock, warrants to purchase 5,666,069 additional shares of Daleen common stock at an exercise price of $0.906 per share, and warrants to purchase 500,000 additional shares of Daleen common stock at an exercise price of $0.17 per share, for a total consideration of $5.015 million in cash (the “Private Placement”). The warrants that have an exercise price of $0.906 per share may not be exercised prior to June 20, 2003, and the warrants that have an exercise price of $0.17 per share may not be exercised prior to December 20, 2003, subject in each case to acceleration in certain circumstances. The purchasers in the Private Placement were Behrman Capital II L.P. and Strategic Entrepreneur Fund II, L.P. (collectively, the “Behrman Funds”), which are related entities and stakeholders of Abiliti. The proceeds of the Private Placement will be used for working capital and general corporate purposes.

     The terms of the Series F convertible preferred stock are identical to the previously outstanding Series F convertible preferred stock. Each share of Series F convertible preferred stock is convertible into 122.4503 shares of Daleen common stock and is entitled to vote with the common stock on all matters submitted to a vote of Daleen’s common stockholders on the basis of 100 votes per share of Series F convertible preferred stock. Additional information regarding the terms of the Series F convertible preferred stock is included in Daleen’s Annual Report on Form 10-K for the year ended December 31, 2001.

     As a result of the Asset Purchase and the Private Placement, the shares of Daleen capital stock held by the stockholders of Daleen immediately prior to the Asset Purchase and the Private Placement represent approximately 50.1% of the equity of Daleen following the transactions; the shares of Daleen capital stock held by Abiliti represent approximately 25.1% of the equity of Daleen following the transactions; and the shares of capital stock issued to the Behrman Funds in the Private Placement represent approximately 24.7% of the equity of Daleen following the transactions, in each case assuming full conversion of the Series F convertible preferred stock but no exercise of warrants. Because the Series F convertible preferred stock is entitled to vote with the common stock on the basis of 100 votes per share, the shares of Daleen capital stock held by the stockholders of Daleen immediately prior to the Asset Purchase and the Private Placement represent approximately 50.3% of the voting power of Daleen following the transactions; the shares of Daleen capital stock held by Abiliti represent approximately 25.1% of the voting power of Daleen following the transactions; and the shares of capital stock issued to the Behrman Funds in the Private Placement represent approximately 24.6% of the voting power of Daleen following the transactions, in each case assuming no conversion of the Series F convertible preferred stock and no exercise of warrants. The Behrman Funds are deemed to beneficially own the shares of Daleen capital stock issued to Abiliti in the Private Placement as a result of their ownership interest in Abiliti. Further, Abiliti has requested that Daleen transfer the Daleen capital stock held of record by Abiliti to the Behrman Funds and to certain other creditors of Abiliti. Upon completion of this transfer, it is anticipated that the Behrman Funds will own approximately 44.8% of the outstanding equity in Daleen assuming full conversion of the Series F convertible preferred stock but no exercise of warrants and approximately 44.7% of the voting power assuming no conversion of the Series F convertible preferred stock and no exercise of warrants.

     The stockholders of Daleen approved the Asset Purchase and the Private Placement, including an amendment to Daleen’s Certificate of Incorporation to amend the terms and preferences of the Series F convertible preferred stock, at a special meeting of Daleen’s stockholders held on December 20, 2002.

Changes in Executive Officers and Directors in connection with the Private Placement

     Pursuant to the Investment Agreement, on December 20, 2002, effective upon the consummation of the Asset Purchase and the Private Placement, Paul Cataford resigned from Daleen’s Board of Directors. Immediately following this resignation, the following persons were appointed as directors of Daleen pursuant to the terms of the Investment Agreement: John S. McCarthy, Gordon Quick and Dennis Sisco. The following persons, each of whom served as a director of Daleen prior to the transactions, continue as directors of Daleen following the transactions: James Daleen, Daniel Foreman, Stephen Getsy and Ofer Nemirovsky. James Daleen will continue to serve as the Chairman of the Board of Directors of Daleen.

     Pursuant to the Investment Agreement, on December 20, 2002, James Daleen resigned his position as President and Chief Executive Officer of Daleen.

     Following acceptance of this resignation, Gordon Quick, the President and Chief Executive Officer of Abiliti, was appointed President and Chief Executive Officer of Daleen.

     In connection with the Investment Agreement, Abiliti, the Behrman Funds, HarbourVest Partners V – Direct Fund, L.P. and HarbourVest Partners VI – Direct Fund, L.P entered into a supplemental voting agreement. This supplemental voting agreement provides that each party will vote their shares of Daleen common stock and Series F convertible preferred stock at Daleen’s 2003 Annual Meeting of Stockholders for the election of two directors designated by the Behrman Funds and one director designated by HarbourVest Partners V – Direct Fund, L.P. and HarbourVest Partners VI – Direct Fund, L.P. The parties to this supplemental voting agreement control a sufficient amount of Daleen’s voting power to elect the directors as contemplated by the supplemental voting agreement. The supplemental voting agreement will terminate on the final adjournment of Daleen’s 2003 Annual Meeting of Stockholders.

Item 2. Acquisition or Disposition of Assets.

     The information set forth in Item 1 and Item 5 of this Report is incorporated herein by reference.

     As described in Item 1 above, on December 20 2002, Daleen Solutions consummated its previously announced purchase of substantially all of the assets and the assumption of certain of the liabilities of Abiliti. As consideration for the purchase, Daleen issued to Abiliti a total of 11,406,284 shares of common stock, 115,681 shares of Series F convertible preferred stock and warrants to purchase 5,666,069 additional shares of common stock.

     The total consideration paid in the Asset Purchase was determined through arm’s length negotiations between representatives of Daleen and Abiliti. To the knowledge of Daleen, neither Daleen nor any of its affiliates or any associates of its directors and officers (prior to the transactions) had any material relationship with Abiliti prior to the Asset Purchase. As described in Item 1 above, following the consummation of the transactions, the Board of Directors of Daleen appointed John S. McCarthy, Gordon Quick and Dennis Sisco as directors of Daleen and Mr. Quick as President and Chief Executive Officer of Daleen. Each of Messrs. McCarthy, Quick and Sisco are directors of Abiliti and Mr. Quick is the President and Chief Executive Officer of Abiliti. Mr. Sisco is an affiliate of the Behrman Funds.

     The press release announcing the closing of the Asset Purchase and the Private Placement was issued on December 20, 2002.

     The descriptions contained herein of the purchase and the Private Placement are qualified in their entirety by reference to (i) the full text of the Asset Purchase Agreement which is filed as Exhibit 2.1 hereto and is incorporated herein by reference, (ii) the full text of the Investment Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference and (iii) the full text of the Registration Rights Agreement, which is filed as Exhibit 10.5 hereto and is incorporated herein by reference.

Item 5. Other Events.

     The information set forth in Item 1 and Item 2 of this Report is incorporated herein by reference.

Private Placement

     As described in Item 1, concurrently with the consummation of the Asset Purchase, on December 20, 2002, Daleen completed its previously announced Private Placement of 10,992,136 shares of Daleen common stock, 115,681 shares of Daleen Series F convertible preferred stock, warrants to purchase 5,666,069 additional shares of Daleen common stock at an exercise price of $0.906 per share, and warrants to purchase 500,000 additional shares of Daleen common stock at an exercise price of $0.17 per share, for total consideration of $5.015 million in cash. The proceeds of the Private Placement will be used for working capital and general corporate purposes.

     Daleen has agreed to file up to three registration statements at any time after the closing of the transactions upon the demand of holders of more than a majority of, and covering, the following (i) the common stock issuable upon conversion of the Series F Preferred Stock issued in each of the Asset Purchase and the Private Placement, (ii) the common stock issued in the Asset Purchase and the Private Placement, and (iii) the common stock issuable upon exercise of the warrants issued in the Asset Purchase and the Private Placement.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Businesses Acquired.

Pursuant to Item 7(a)(4) of Form 8-K, the financial statements of Abiliti required by this Item will be filed by amendment on or before March 7, 2003.

(b)	Pro Forma Financial Information.

Pursuant to Item 7(b)(2) of Form 8-K, the pro forma financial information required by this Item will be filed by amendment on or before March 7, 2003.

(c)	Exhibits.

The following exhibits are filed herewith and made a part hereof:

2.1	Asset Purchase Agreement dated October 7, 2002, between Daleen Technologies, Inc., Daleen Solutions, Inc. and Abiliti Solutions, Inc. (incorporated by reference to Exhibit 99.1 of Daleen Technologies, Inc.’s Current Report on Form 8-K filed with the Commission on October 11, 2002).

4.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Daleen Technologies, Inc.

10.1	Investment Agreement dated October 7, 2002, between Daleen Technologies, Inc. and the investors named therein (incorporated by reference to Exhibit 99.2 of Daleen Technologies, Inc.’s Current Report on Form 8-K filed with the Commission on October 11, 2002).

10.2	Form of Warrant to Purchase Common Stock at an Exercise Price of $0.906 per share (incorporated herein by reference to Annex E on pages E-1 to E-11 of Daleen Technologies, Inc.’s definitive proxy materials included in its Schedule 14A (File No. 000-27491) filed with the Commission on November 20, 2002).

10.3	Form of Warrant to Purchase Common Stock at an Exercise Price of $0.17 per share (incorporated herein by reference to Annex F on pages F-1 to F-10 of Daleen Technologies, Inc.’s definitive proxy materials included in its Schedule 14A (File No. 000-27491) filed with the Commission on November 20, 2002).

10.4	Indemnity Escrow Agreement dated December 20, 2002, by and between Daleen Technologies, Inc., Abiliti Solutions, Inc. and SunTrust Bank, as escrow agent (incorporated by reference to Exhibit 99.4 of Daleen Technologies, Inc.’s Current Report on Form 8-K filed with the Commission on October 11, 2002).

10.5	Registration Rights Agreement dated October 7, 2002, between Daleen Technologies, Inc. and the holders named therein (incorporated by reference to Exhibit 99.3 of Daleen Technologies, Inc.’s Current Report on Form 8-K filed with the Commission on October 11, 2002).

99.1	Press Release issued by Daleen Technologies, Inc. on December 20, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DALEEN TECHNOLOGIES, INC.

	By:	/s/ Jeanne Prayther Jeanne Prayther Chief Financial Officer

Dated: January 6, 2003